UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

Check the appropriate box:

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JAMAICA JIM, INC.
(Name of Registrant as Specified in its Certificate of Incorporation)

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JAMAICA JIM, INC.
8001 IRVINE CENTER DRIVE, SUITE 400
IRVINE, CALIFORNIA 92618

NOTICE OF STOCKHOLDER ACTION TAKEN BY WRITTEN CONSENT

To our Stockholders:

NOTICE IS HEREBY GIVEN that the Board of Directors (the “Board”) of Jamaica Jim, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), has approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.001 per share (the “Common Stock”), have executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”) to change our name from “Jamaica Jim, Inc.” to “myContactCard, Inc.”

The accompanying information statement (this “Information Statement”), which describes the proposed name change in more detail, and provides our stockholders with other important information, is being furnished to our stockholders for informational purposes only, pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder. Under the Nevada Revised Statutes, our Certificate of Incorporation and our bylaws, stockholder action may be taken by written consent without a meeting of stockholders. The written consent of a majority of the outstanding shares of our Common Stock is sufficient to approve the proposed name change. Pursuant to Rule 14c-2(b) promulgated under the Exchange Act, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of the accompanying Information Statement to our stockholders.

Your consent regarding the proposed name change is not required and is not being solicited in connection with this corporate action. The accompanying Information Statement will serve as notice pursuant to the Nevada Revised Statutes and the Exchange Act of the approval by less than the unanimous written consent of the stockholders of the Company with respect to the proposed name change. We will first mail this Information Statement on or about September 10, 2009 to stockholders of record as of June 11, 2009.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO
SEND US A PROXY. THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR
INFORMATION PURPOSES ONLY.

By Order of the Board of Directors
/s/ Bill Noonan
Bill Noonan,
President and Director

September 10, 2009

JAMAICA JIM, INC.
8001 IRVINE CENTER DRIVE, SUITE 400
IRVINE, CALIFORNIA 92618

INFORMATION STATEMENT PURSUANT TO SCHEDULE 14C

THE ACCOMPANYING MATERIAL IS BEING SENT TO YOU FOR INFORMATION
PURPOSES ONLY. NO VOTE OR OTHER ACTION OF OUR STOCKHOLDERS IS
REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT. WE ARE
NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A
PROXY. THE APPROXIMATE DATE OF MAILING OF THIS INFORMATION
STATEMENT IS SEPTEMBER 10, 2009.

Jamaica Jim, Inc., a Nevada corporation (hereinafter the “Company,” “we,” “us” or “our”), is sending you this Information Statement solely for the purpose of informing you, as one of our stockholders, in the manner required under Regulation 14(c) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that our Board of Directors (our “Board”) has previously approved, and the holders of a majority of the outstanding shares of our common stock, par value $0.01 per share (the “Common Stock”) have previously executed an Action by Written Consent of Stockholders in Lieu of a Special Meeting approving, an amendment to our Certificate of Incorporation, as amended (our “Certificate of Incorporation”) to change our name from “Jamaica Jim, Inc.” to “myContactCard, Inc.” No vote or other action is requested or required on your part.

Background

On June 8, 2009, pursuant to an Agreement and Plan of Merger and Reorganization, as amended, dated as of April 20, 2009 (the “Merger Agreement”) by and among the Company, its wholly owned acquisition subsidiary MCC Acquisition Sub Incorporated (“Merger Sub”) on the one hand, and myContactCard, Inc. (“MCC”), on the other hand, the Company issued 9,792,999 shares of its common stock in exchange for all of the issued and outstanding shares of MCC (the “Merger”). As a result of the Merger, MCC was merged into Merger Sub, renamed MCCard, Inc., and became a wholly owned subsidiary of the Company.  After the Merger, the sole business of the Company is being operated through its subsidiary MCCard, Inc. and therefore is changing the Company name to myContactCard, Inc. in furtherance of this. The Merger is discussed more fully below in the section titled “Merger”.

SUMMARY TERM SHEET OF THE MERGER

The following is a summary of the principal terms of the Merger. This summary does not contain all information that may be important to you. We encourage you to read carefully this Information Statement, including the exhibit and the documents we have incorporated by reference into this information statement, in their entirety.

•	myContactCard, Inc., a Nevada corporation (“MCC”) merged into Company subsidiary MCC Acquisition Sub Incorporated, a Nevada corporation (“Merger Sub”)

•	Merger Sub thereafter changed its name to MCCard, Inc. (“MCCard”)

•	Company issued an aggregate of 9,792,999 shares of restricted Company Common Stock to former MCC shareholders as consideration for the acquisition of 100% of the stock of MCC.

•	Company now operates the business of MCC as MCCard, a wholly owned subsidiary.

BRIEF QUESTIONS AND ANSWERS REGARDING THE PROPOSED NAME CHANGE

Q1:	What actions were taken by the Action by Written Consent of the Stockholders in lieu of a Special Meeting?

A1:
Pursuant to the Action by Written Consent of the Stockholders in lieu of a Special Meeting, dated as of June 11, 2009, our stockholders holding at least a majority of the issued and outstanding shares of our Common Stock, voting together on an as-converted basis, approved an amendment to our Certificate of Incorporation to change our name from “Jamaica Jim, Inc.” to “myContactCard, Inc.” (the “Name Change”). Additional information regarding the Name Change is set forth below in the section entitled “Approval of Name Change.”

Q2:	How many shares of Common Stock were voted in favor of the Name Change?

A2:
The approval of the Name Change by the written consent of our stockholders requires the consent of the holders of at least a majority of our outstanding shares of Common Stock and Preferred Stock, voting together on an as-converted basis, as of June 10, 2009 (the “Record Date”).  As of the Record Date, there were 12,373,399 shares of Company common stock issued and outstanding.

Each share of our Common Stock is entitled to one vote. The holders of 7,358,400 shares of our Common Stock, representing three shareholders and approximately fifty-nine and one half percent (59.5%) of the shares entitled to vote on the Record Date, executed the Action by Written Consent of the Stockholders in Lieu of a Special Meeting. Consequently, no additional votes are required to approve the Name Change Amendment.

Q3:	Why is the Company amending its Articles of Incorporation through a stockholder written consent in lieu of holding a stockholder meeting?

A3:
Pursuant to Section 78.390 of the Nevada Revised Statutes (the “NRS”), the approval of a majority of the Company’s voting power is required in order to effect the Name Change. Section 78.320(2) of the NRS eliminates the need to hold a special meeting of the Company’s stockholders to approve the Name Change by providing that, unless Company’s Certificate of Incorporation or Bylaws state otherwise, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent is signed by stockholders holding at least a majority of the Company’s voting power. In order to eliminate the costs and management time involved in holding a special meeting and in order to effect the Name Change as early as possible, the Company’s Board of Directors resolved to proceed with the Name Change by written consent of the Company’s stockholders. The Company is not required to solicit the vote of any additional stockholders to effect the Name Change Amendment. However, the Company is obligated by the NRS and the federal securities laws to provide this Information Statement to you in connection with the Name Change Amendment.

Q4:	Has the Board approved the name change.

A4:	Yes. The Board approved the name change on June 11, 2009.

Q5:	When will the Name Change Amendment be effective?

A5:
The Name Change Amendment will become effective on the date it is filed with the Nevada Secretary of State, which we anticipate to be on or around September 30, 2009. In accordance with the federal securities laws, the proposed name change will not be effected until at least twenty (20) calendar days following the mailing of this Information Statement.

APPROVAL OF NAME CHANGE

Name Change

Our Board and a majority of the holders of our Common Stock have approved an amendment to our Certificate of Incorporation to change our name from “Jamaica Jim, Inc.” to “myContactCard, Inc.” The name change is being effected because after the Merger, the Company is now operating through its subsidiary MCCard, Inc. and conducting the business of its email signature cards, and our Board believes that the new name will unify the Company and its employees under a single name, vision, mission, and values. A copy of the proposed form of Certificate of Amendment of the Certificate of Incorporation is attached to this Information Statement as Exhibit A .

Stockholders Consenting to Name Change by Written Consent

The following three affiliate holders of our Common Stock representing 59.5% of the issued and outstanding Common Stock as of June 11, 2009, consented in writing to the Name Change:

1.	Bill Noonan, Company President and Director, individually and on behalf of community property held with his wife Elizabeth J. Noonan

2.	Leon Shwetz, Company Secretary and Director, individually and on behalf of InterContinental Management of Nevada LLC as its president

3.	Robin Noonan, Company Vice-President and daughter of Company President and Director, as trustee of the William R. Noonan and Elizabeth J. Noonan Irrevocable Trust

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information, as of June 10, 2009, about stockholders whom we believe are the beneficial owners of more than five percent of our outstanding Common Stock or Preferred Stock as well as information regarding stock ownership by our directors, executive officers, and directors and executive officers as a group.

Beneficial ownership is determined in accordance with the rules of the SEC and is calculated based on 12,373,399 shares of our common stock issued and outstanding as of June 10, 2009. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable, as appropriate, or will become exercisable within 60 days of the reporting date are deemed outstanding, even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

Unless otherwise indicated in the table, the persons and entities named in the table have sole voting and sole investment power with respect to the shares set forth opposite the stockholder's name. The address of each stockholder is listed in the table.

NAME AND ADDRESS OF BENEFICIAL OWNER	BENEFICIALLY OWNED	PERCENT OF CLASS

Bill Noonan, President and Director (1) 8001 Irvine Center Drive, Suite 400 Irvine, California 92618	4,776,200	38.6
Leon Shwetz, Director (2) 1700 W Horizon Ridge Parkway, Suite 201 Henderson, NV 89012	582,200	4.7
William R. Noonan and Elizabeth J. Noonan Irrevocable Trust (3) 8001 Irvine Center Drive, Suite 400 Irvine, California 92618	2,000,000	16.2
All executive officers and directors as a group		43.3

(1)	Of these shares, Mr. Noonan beneficially owns 90,000 as an individual, 3,751,200 as community property with his wife Elizabeth J. Noonan, and controls 935,000 share owned by his wife.
(2)	Of these shares, Mr. Shwetz owns 352,200 individually and controls the remaining 230,000 owned by InterContinental Management of Nevada LLC as its president and member.
(3)	The trustees of this shareholder are John Graham and Robin L. Noonan, daughter of Bill Noonan.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS TO BE ACTED UPON

None of the persons who have served as our officers or directors since the beginning of our last fiscal year, or any associates of such persons, have any substantial interest, direct or indirect, in the Name Change, other than the interests held by such persons through their respective beneficial ownership of the shares of our capital stock (including options to purchase our capital stock) set forth above in the section entitled “Security Ownership of Certain Beneficial Owners and Management.” None of our directors opposed the Name Change.

MERGER

The Company’s acquisition of myContactCard, Inc. (“Merger” - see preliminary discussion above in section titled Background) closed on June 8, 1009.  The Company disclosed the details of the Merger on Form 8-K as filed with the Securities and Exchange Commission on June 10, 2009 (“Form 8-K”).  While this Amendment No. 1 on Schedule 14C does not relate directly to a stockholder consent for the Company’s previous acquisition of myContactCard, Inc., the following disclosures are information on the Merger as required by the rules and regulation of the Securities and Exchange Commission:

Transaction Information:

(1)	Summary Term Sheet. See Page 1 of this Information Statement for a Summary Term Sheet of the Merger.

(2)	Contact Information. The Company’s contact information is: 8001 IRVINE CENTER DRIVE, SUITE 400, IRVINE, CALIFORNIA 92618.

(3)	Business Conducted. A description of MCCard’s business is incorporated by reference from Item 5.01 of our Form 8-K.

(4)	Terms of the Transaction. A description of the terms of the Merger is incorporated by reference from Item 5.01 of our Form 8-K.

(5)	Regulatory Approvals. None.

(6)	Reports, opinions, appraisals. None.

(7)	Past contacts, transactions or negotiations. None.

(8)	Selected financial data. Not applicable.

(9)	Pro forma selected financial data.

We have included the following unaudited pro forma balance sheet and statement of operations only for the purposes of illustration, and it does not necessarily indicate what the operating results or financial position would have been if the Merger had been completed at the dates indicated. Moreover, this information does not necessarily indicate what the future operating results or financial position of the Company will be. This unaudited condensed pro forma balance sheet and statement of operations data does not reflect adjustments to reflect any cost savings or other operational efficiencies that may be realized as a result of the Merger or any future Merger-related restructuring or integration expenses.

PRO FORMA BALANCE SHEET
As of March 31, 2009 and March 31, 2008

	Jamaica Jim, Inc.	myContactCard, Inc.	Eliminations	Combined Company	Jamaica Jim, Inc.
ASSETS	As of	As of	and	Unaudited as of	As of
	March 31, 2009	March 31, 2009	Adjustments	March 31, 2009	March 31, 2008
CURRENT ASSETS:
Cash and Cash Equivalent	$-	$314	$-	$314

TOTAL CURRENT ASSETS	-	314	-	314	-

NON CURRENT ASSETS
Property & Equipment, Net	-	79,882		79,882
Trademarks	-	3,900		3,900	61,300
TOTAL NON CURRENT ASSETS	-	83,782	-	83,782	61,300

TOTAL ASSETS	$-	$84,096	$-	$84,096	$61,300

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts Payable	$3,500	$131,717		$135,217	$6,855
Accrued salaries and wages	-	92,094		92,094	-
Accrued lease termination	-	238,908		238,908	-
Accrued related party interest payable	-	19,560		19,560	-
Other Accrued Expenses	-	1,714		1,714	-
Notes payable - related party	-	55,480		55,480	-

TOTAL CURRENT LIABILITIES	3,500	539,473		542,973	6,855

NONCURRENT LIABILITIES
Notes payable - related party, net of current portion	-	290,752		290,752	-

TOTAL NONCURRENT LIABILITIES	-	290,752		290,752	-

TOTAL LIABILITIES	3,500	830,225		833,725	6,855

STOCKHOLDERS' EQUITY:
Common Stock	6,000	9,484		15,484	6,000
Additional Paid-In-Capital	55,300	923,985		979,285	55,300
Retained Equity/(Deficit)	(64,800)	(1,679,598)		(1,744,398)	(6,855)

TOTAL STOCKHOLDERS' EQUITY/(DEFICIT)	(3,500)	(746,129)		(749,629)	54,445

TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY/(DEFICIT)	$-	$84,096		$84,096	$61,300

PRO FORMA STATEMENT OF OPERATIONS
For the year ending March 31, 2009 and March 31, 2008

	Jamaica Jim, Inc. for the year ended	myContactCard, Inc. for the year ended	Eliminations and	Combined Company Unaudited for the year ended	Jamaica Jim, Inc. for the year ended
	March 31, 2009	March 31, 2009	Adjustments	March 31, 2009	March 31, 2008

Revenue	$-	$30,347	$-	$30,347	$-

General and administrative expenses	57,945	860,418		918,363	6,855
Sales and marketing	-	171,522		171,522	-
Product design	-	262,692		262,692	-

Total operating expenses	57,945	1,294,632		1,352,577	6,855

Operating Loss	(57,945)	(1,264,285)		(1,322,230)	(6,855)

Other income and expenses	-	60,433		60,433	-

NET LOSS	$(57,945)	$(1,324,718)		$(1,382,663)	$(6,855)

(10) Pro forma information.

The following table compares the earnings, cash dividends and book value per share data for Jamaica Jim, Inc. myContactCard, Inc. and the combined entities on a historical, pro forma combined and per share equivalent basis. The unaudited pro forma data is for informational purposes only. The companies may have performed differently had they always been combined. You should not rely on the pro forma data as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience after the Merger.

OTHER FINANCIAL DATA
For the year ending March 31, 2009 and March 31, 2008

	Jamaica Jim, Inc. for the year ended	myContactCard, Inc. for the year ended	Eliminations and	Combined Company Unaudited for the year ended	Jamaica Jim, Inc. for the year ended
	March 31, 2009	March 31, 2009	Adjustments	March 31, 2009	March 31, 2008

Earning per share				see note (a)
Basic	$(0.0097)	$(0.1397)		$(0.1172)	$(0.0011)
Fully diluted	$(0.0097)	$(0.1397)		$(0.1172)	$(0.0011)
Book value per share	$(0.0006)	$(0.0787)		$(0.0635)	$0.0091
Dividendes per share	-	-	-	-	-

Total assest	-	$84,096	-	$84,096	$61,300
Total liabilities	$3,500	$830,225	-	$833,725	$6,855
Long term debt	-	$290,752	-	$290,752	-
Stockholder's deficit	$(3,500)	$(746,129)	-	$(749,629)	$54,445

Cash used inperating activities	-	$(656,389)		$(656,389)
Cash used in investing activities	-	$(118,951)		$(118,951)
Cash provided by financing activities	-	$775,654		$775,654
Capital expenditures	-	$115,051		$115,051

(a)
As part of the acquisition, the JJIM issued 9,792,999 shares of its common stock to the former stockholders of the Company in exchange for all of the issued and outstanding shares of common stock of the Company.  Following the acquisition, there were 11,797,999 shares of JJIM common stock outstanding

(11) Financial Information. Financial statements are incorporated by reference from Item 9.01 of our Form 8-K.

Information about the parties to the transaction:

Acquired Company.  MCC was the acquired company. The information required here is incorporated by reference from our Form 8-K.

EXPENSE OF INFORMATION STATEMENT

The expenses of mailing this Information Statement will be borne by us, including expenses in connection with the preparation and mailing of this Information Statement and all related materials. It is contemplated that brokerage houses, custodians, nominees, and fiduciaries will be requested to forward this Information Statement to the beneficial owners of our Common Stock held of record by such person and that we will reimburse them for their reasonable expenses incurred in connection therewith. Additional copies of this Information Statement may be obtained at no charge by writing us at: 8001 IRVINE CENTER DRIVE, SUITE 400, IRVINE, CALIFORNIA 92618  Attn: Corporate Secretary.

INFORMATION INCORPORATED BY REFERENCE

This Information Statement incorporates by reference important business and financial information about the Company and the Merger from other documents that are not included in or delivered with this Information Statement.  All of this information is available to you without charge within one business day of receipt of your written or oral request. You can obtain the documents incorporated by reference into this Informational Statement by requesting them in writing or by telephone at the address and number below:

By Mail:

Jamaica Jim, Inc.
Corporate Secretary
8001 IRVINE CENTER DRIVE, SUITE 400
IRVINE, CALIFORNIA 92618

By Telephone:  (949) 309-3099

NO DISSENTER’S RIGHTS

Under the NRS, the Company’s dissenting stockholders are not entitled to appraisal rights with respect to the Name Change, and the Company will not independently provide its stockholders with any such right.

MISCELLANEOUS

Only one Information Statement is being delivered to multiple stockholders sharing an address unless we have received contrary instructions from one or more of the stockholders sharing such address. We undertake to deliver promptly upon request a separate copy of this Information Statement to any stockholder at a shared address to which a single copy of this Information Statement was delivered and provide instructions as to how the stockholder can notify us that the stockholder wishes to receive a separate copy of this Information Statement or other communications to the stockholder in the future. In the event a stockholder desires to provide us with such a request, it may be given verbally by telephoning our offices at (949) 309-3099 or by mail to our address at 8001 IRVINE CENTER DRIVE, SUITE 400, IRVINE, CALIFORNIA 92618  Attn: Corporate Secretary. In addition, stockholders sharing an address can request delivery of a single copy of annual reports or proxy statements if you are receiving multiple copies upon written or oral request to the Corporate Secretary at the address and telephone number stated above.

We file annual, quarterly and current reports, proxy statements, and registration statements with the SEC. These filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. You may also read and copy any document we file with the SEC without charge at the public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY. THE ATTACHED MATERIAL IS FOR INFORMATIONAL PURPOSES ONLY.

September 10, 2009 By Order of the Board of Directors of Jamaica Jim, Inc.
/s/ Bill Noonan
Bill Noonan,
President and Director

EXHIBIT A

Certificate of Amendment to Articles of Incorporation
For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

Name of corporation:

Jamaica Jim, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

ARTICLE 1.  Name of Corporation:  myContactCard, Inc.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is:  59.5%

4. Effective date of filing (optional):

5. Officer Signature (Required):  X